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                                                                EXHIBIT 21





                               LIST OF SUBSIDIARIES


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                                                                EXHIBIT 21
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                           GRAYBAR ELECTRIC COMPANY, INC.


                               LIST OF SUBSIDIARIES
                               --------------------


Graybar Foreign Sales Corporation, a Barbados corporation.

Graybar International, Inc., a Missouri corporation doing business in the territory of Puerto Rico.

Graybar Financial Services, Inc., a Missouri corporation.

Graybar International Guam, Inc., a Missouri corporation.

Graybar Electric de Mexico, S.A. de C.V., a Mexican corporation.

Graybar Free Zone, S.A., a Panamanian corporation.

Graybar Electric Limited, a Canadian corporation.

Graybar Foundation, Inc., a Missouri corporation.

Graybar Services, Inc., an Illinois corporation.

Cognitive Training Corporation, a Missouri corporation.

Distribution Associates, Inc., a Missouri corporation.

Graybar Electric (Ontario) Limited, a Canadian corporation

Graybar Holdings Limited, a Canadian corporation.

Graybar-P&M International PTE LTD, a Singapore corporation.